RM ADVISER, LLC

REALTYMOGUL®

Apartment Growth REIT

Q3/2024



RealtyMogul
Apartment Growth **REIT**

RealtyMogul Apartment Growth REIT is a non-traded REIT, investing both preferred and joint venture equity in value-add multifamily apartment buildings, with a focus on providing capital appreciation to investors.

KEY OBJECTIVES

To realize capital appreciation in the value of our investments over the long term.

To pay attractive and stable cash distributions.*

* There is no guarantee that the Company will achieve its objectives.

RealtyMogul
Apartment Growth **REIT**

NUMBER OF REAL ESTATE INVESTMENTS[1]	TOTAL NUMBER OF MULTIFAMILY UNITS[1]	TOTAL ASSET VALUE[2]
10	1,741	$263M

INCEPTION TO DATE RETURN[3]	FIVE-YEAR RETURN[3]	THREE-YEAR RETURN[3]	ONE-YEAR RETURN[3]
2.7%	2.3%	-1.4%	-17.0%

Q3 ANNUALIZED DISTRIBUTION RATE[4]	DISTRIBUTION FREQUENCY	CONSECUTIVE DISTRIBUTIONS[4]
4.5%	QUARTERLY	27 QUARTERS
	TAX REPORTING FORM: 1099-DIV	

*All data as of September 30, 2024 unless otherwise specified.

1 Based on the current outstanding investments as of October 31, 2024.

2 Aggregate value of all underlying properties in RealtyMogul Apartment Growth REIT, Inc. based on the most recent internal valuations as of the end of the fiscal quarter upon which our most recently announced net asset value ("NAV") per share is based pursuant to our valuation policies; provided, however, the value of properties underlying investments acquired since the effective date of the most recently announced NAV per share is based on the most recent purchase price of such properties. As with any methodology used to estimate value, the methodology employed by our affiliates' internal accountants or asset managers is based upon a number of estimates and assumptions about future events that may not be accurate or complete. For more information, see the "Description of Our Common Stock - Valuation Policies" section of our offering circular.

3 Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of quarterly distributions pursuant to RealtyMogul Apartment Growth REIT's distribution reinvestment plan, are derived from unaudited financial information and are net of all RealtyMogul Apartment Growth REIT expenses, including management fees. An individual stockholder's total return may vary from the total return, and there is no assurance that stockholders will be able to realize the estimated NAV per share upon attempting to sell their shares. Past performance is historical and not a guarantee of future results. Returns are annualized using a compounding method and are consistent with the IPA Practice Guideline 2018, as reported in the IPA/Stanger Monitor.

4 There is no guarantee that stockholders will receive a distribution, and distributions have been paid from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. The Board of Directors may in the future declare lower distributions or no distributions at all for any given period.

Portfolio Statistics[5]


MARKET TIERS
SECONDARY
53%
PRIMARY
31%
TERTIARY
16%


GEOGRAPHIC REGIONS
MIDWEST
33%
SOUTH
47%
WEST
11%
EAST
9%

RM ADVISER, LLC

5 Based on the then current outstanding real estate investment amounts as of October 31, 2024.

Distributions

In 2023, 100% of our distributions were classified as non-dividend distributions, also known as return of capital, which distributions are non-taxable in certain instances.[6,7] This classification was due in part to depreciation and amortization from our real estate investments.[6,7] We believe this is a benefit for our REIT investors.[7]

Since 100% of distributions in 2023 were classified as non-dividend distributions, investors would have otherwise needed a 7.60% return from a taxable investment to match its 4.50% annualized distribution rate for 2023[6,7,8]

2023 DISTRIBUTION VS. TAX-EQUIVALENT YIELD


8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.50%
7.60%
Apartment Growth REIT Distribution Rate FY 2023
Tax-Equivalent Yield

6 There is no guarantee that stockholders will receive a distribution, and distributions have been paid from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. The board of directors may in the future declare lower distributions or no distributions at all for any given period.

7 Each investor's tax considerations are different and consulting a tax advisor is recommended. Any of the data provided herein should not be construed as investment, tax, accounting or legal advice. Return of capital reduces the shareholder's tax basis in the year the distribution is received, and generally defers taxes on that portion until the capital asset is sold. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for distributions. A portion of distributions may be tax deferred given the ability to characterize ordinary income as return of capital. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for distributions. Investors should be aware that a REIT's return on capital percentage may vary significantly in a given year and, as a result, the impact of the tax law and any related advantages may vary significantly from year to year.

8 The illustrative example assumes a maximum ordinary tax bracket of 37% and includes the 3.8% Medicare surtax that is applied to the net investment income above certain thresholds. Investors could be subject to state income tax in their state of residence which would lower the after-tax yield received by the investor. The illustrative example does not reflect the impact of increasing net operating income ("NOI"); an increasing NOI from higher rents would reduce the amount of non-dividend distributions. Past performance is not indicative of future results. Apartment Growth REIT Annualized Distribution Rate reflects the daily distributions for 12 months ending December 31, 2023. Apartment Growth REITs return of capital was 100% in 2019, 100% in 2020, 0% in 2021, 0% in 2022, and 100% in 2023.

Views From Management

$10.41 → $8.23

Last 12 Months NAV Per Share

(September 2023 to September 2024)

4.5%

Average Daily Distributions for the last 12 months[9]

As noted in previous quarters, the commercial real estate market has faced a pricing decline since 2022, which has also impacted our REIT's net asset value (NAV). While this period has presented new opportunities for investment, there are challenges that we acknowledge. We want to take this opportunity to explore the factors contributing to the decline in NAV, the challenges that remain, and our outlook for the future.

Understanding the Decline in NAV

As provided in the REIT's offering circular, we report NAV quarterly. This calculation involves our internal estimates of the fair value of assets and liabilities, including the value of our real estate investments. NAV per share determination reflects the total value of our assets minus the total value of liabilities, divided by the number of outstanding shares as of the determination date.

NAV calculations are inherently based on assumptions and projections that may differ significantly across methodologies. However, some universal factors influence real estate valuations, including cash flow projections, cap rates, and discount rates.

Key Factors Influencing NAV

Cash Flows

Cash flows from real estate are based on rental and other income from tenants minus operating expenses, debt service and other non-operating expenses. All of our assets are multifamily properties, whose rental income experienced significant growth in 2021 and 2022 before leveling off in 2023 and 2024.

9 There is no guarantee that stockholders will receive a distribution, and distributions have been paid from sources other than cash flow from operations, including net proceeds from our oering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. The board of directors may in the future declare lower distributions or no distributions at all for any given period.

Views From Management
(cont.)

Cash Flows (cont.)

From 2021 to 2023, increased construction of new multifamily properties — driven by low interest rates — has led to heightened competition, putting downward pressure on rental rates. According to CBRE, net absorption significantly outpaced completions in 2021 and early 2022, but the trend reversed by 2024.[10] This supply increase has contributed to higher vacancy rates and limited rent growth since late 2023.


Rent Change Y-o-Y (%)
Monthly Rent Per Unit ($)
Rent Change Y-o-Y (L)
Monthly Rent Per Unit (R)


Units (thousands)
Completions
Net Absorption

10 CBRE Research, Q3 2024

Views From Management (cont.)

Cash Flows (cont.)

Operating expenses for multifamily properties rose by 12% in 2023, as reported by IREM, which we believe was due to inflationary pressures from post-COVID policies and global supply chain disruptions.[11] While inflation has slowed in 2024, cumulative price increases from prior years continue to impact costs such as payroll, materials, taxes, and insurance.

These pressures on cash flows directly impact net operating income (NOI). As NOI serves as a key input for determining property values, these factors inevitably contributed to downward pressure on valuations. However, we remain focused on managing expenses effectively and optimizing revenue streams to mitigate these challenges and position our portfolio for recovery.

Interest Rates, Discount Rates and Cap Rates

The rising yield on U.S. Treasury Notes has had a profound impact on real estate valuation metrics, including discount rates and cap rates.

In the third quarter of 2020, the yield on the 10-year U.S. Treasury Notes began to climb, accelerating rapidly and sustaining an upward trajectory for nearly four years, culminating in Q2 2024.

We believe this extended rise has already had significant implications for commercial real estate, driving up cap rates across asset classes. The office, multifamily, industrial, and retail sectors all began to experience upward trends in cap rates between Q2 2021 and Q2 2022, reflecting the broader impact of rising interest rates on valuations.

11 IREM National Summary 2023 Operating Data

Views From Management
(cont.)

Interest Rates, Discount Rates and Cap Rates (cont.)


Market Cap Rate Trends for Property Types (2010 - 2024)
Market Cap Rate
Year
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Office Cap Rates
Multi-Family Cap Rates
Retail Cap Rates
Industrial Cap Rates

Views From Management
(cont.)

Interest Rates, Discount Rates and Cap Rates (cont.)

Discount rates, which reflect the required return on an investment, have increased alongside Treasury Note yields. The RERC Real Estate Investment Survey estimates that discount rates have increased by 50 basis points since 1Q22.

Debt Risk

While most of our portfolio is financed with fixed-rate debt, we strategically utilized floating-rate debt for certain short-term, value-add business plans. At the start of the year, we had two investments with 2024 debt maturities — Lotus Village and Sherwood Oaks — both on floating-rate loans. In August, we successfully extended the Lotus Village loan for one year under its existing terms, leaving Sherwood Oaks as the only maturity remaining for 2024. Beyond these, the rest of our portfolio benefits from fixed-rate debt with long-term maturities, significantly reducing our exposure to near-term refinancing risks and interest rate volatility.

Reasons for Optimism

While the past three years have been difficult, we see several reasons for optimism:

1. **Market Reset:** According to Greenstreet's CPPI, commercial property prices are at levels not seen since 2020.[12] This market reset offers opportunities to acquire properties at attractive valuations.

12 Greenstreet Commercial Property Price Index

Views From Management
(cont.)

Reasons for Optimism (cont.)

2. **Strong Multifamily Fundamentals:** Despite recent challenges, multifamily remains one of the most resilient asset classes, supported by a significant housing shortage, record-high home prices, and constrained new development. Fannie Mae estimates a housing deficit exceeding 4 million homes, while Yardi Matrix projects minimal new multifamily construction until at least 2027.[13,14]

3. **Robust Liquidity:** With liquid assets representing 37% of NAV, we are well-positioned to preserve existing investments, cover cash needs, and seize new opportunities.

4. **Long-Term Debt Stability:** Six of our eight investments are secured with fixed-rate mortgages, with five maturing in 2028 or beyond. This structure provides insulation against short-term interest rate volatility, ensuring stability in our financing strategy.

5. **Consistent Distributions:** We continue to deliver quarterly distributions to investors, classified for tax purposes as a return of capital and tax-free for 2023.

6. **Positive Market Activity:** Major industry players have resumed commercial real estate acquisitions, signaling confidence in current market conditions.

13 Fannie Mae Research, October 2022
14 Yardi Matrix Forecast, November 2024

Views From Management
(cont.)

Looking Ahead

We understand the frustration many of you feel regarding NAV declines and do not take these challenges lightly. While we cannot ignore the difficulties of the past few years, we remain focused on transparency, disciplined management, and long-term value creation.

The signs of stabilization and improvement we see now bolster our confidence in the future. Thank you for your trust and support as we navigate these challenges together.

Geography



10

Real Estate Investments

9 JOINT VENTURES | 1 PREFERRED EQUITY INVESTMENT

UNDERLYING REAL ESTATE
SPREAD ACROSS EIGHT STATES

RM ADVISER LLC

Investment History[15]

MARKET TIERS


TERTIARY
23%
SECONDARY
39%
PRIMARY
38%

GEOGRAPHIC REGIONS


MIDWEST
25%
SOUTH
49%
EAST
12%
WEST
8%
SOUTHEAST
6%

Since inception in August 2017, Apartment Growth REIT has made 17 real estate investments totaling over $50 million. To date, 7 of those investments have successfully paid back in full, totaling over $15 million in principal investment value returned.

15 Based on all historical real estate investments acquired by RealtyMogul Apartment Growth REIT from inception of August 23, 2017 through October 31, 2024.

Distributions



DISTRIBUTIONS

4.5%

Quarterly Distribution

declared during Q3 2024 equated to approximately 4.5% on an annualized basis based upon net asset value.[16]

16 There is no guarantee that stockholders will receive a distribution, and distributions have been paid from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. The board of directors may in the future declare lower distributions or no distributions at all for any given period.

Rent Collection

93% Q3 2024 RENT COLLECTION

MULTIFAMILY COMMUNITIES

Average quarterly rent collection rate calculation based only on JV Equity investments and excludes preferred equity investments.

During Q3 2024, rent collections for the properties in RealtyMogul Apartment Growth REIT's portfolio averaged 93%, a 1% increase quarter over quarter. Our portfolio consists entirely of multifamily properties, which we believe is an economically resilient asset type that offers optimal risk-adjusted returns.

Occupancy

AVERAGE QUARTERLY Occupancy Rates

Quarter	Rate
23Q4	90.6%
24Q1	89.6%
24Q2	90.5%
24Q3	92.2%

Average quarterly occupancy rate calculation based only on JV Equity investments and excludes preferred equity investments.

Current Renovation Projects

24Q3

PROPERTY	UNITS RENOVATED	TOTAL UNITS TO BE RENOVATED	PERCENT COMPLETE	AVERAGE INCREASE (LEASED UNITS)	RENT INCREASE OVER PRIOR RENTS
NINETY-NINE44	53	260	20.4%	$169/MONTH	19.2%
THE ORION	113	200	56.5%	$322/MONTH	26.6%
LOTUS VILLAGE	54	222	24.3%	$137/MONTH	12.4%
BROOKSIDE	14	31	45.2%	$295/MONTH	25.0%
HUNTERS RIDGE	21	132	15.9%	$376/MONTH	24.0%
ROSE HILL TOWNHOMES & VILLAS	0	132	0.0%	N/A	N/A
TOTAL / WEIGHTED AVERAGE	**255**	**977**	**26.1%**	**$254/MONTH**	**21.7%**


Walnut






Investment Activity

PORTFOLIO OVERVIEW[17]

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	NUMBER OF UNITS	EQUITY INVESTED
BROOKLYN PORTFOLIO	BROOKLYN, NY	11/30/17	MULTIFAMILY	JV EQUITY	112	$3,000,000
NINETY-NINE44 APARTMENTS	DALLAS, TX	9/9/20	MULTIFAMILY	JV EQUITY	260	$4,000,000
THE ORION	ORION TOWNSHIP, MI	3/23/21	MULTIFAMILY	JV EQUITY	200	$5,000,000
LOTUS VILLAGE[18]	AUSTIN, TX	6/25/21	MULTIFAMILY	MEMBER LOAN / JV EQUITY	222	$3,912,934
SHERWOOD OAKS[19]	RIVERVIEW, FL	11/30/21	MULTIFAMILY	MEMBER LOAN / JV EQUITY	199	$4,402,871
RESTORATION ON CANDLEWOOD[20]	OKLAHOMA CITY, OK	3/21/23	MULTIFAMILY	PREFERRED EQUITY	328	$1,108,252
RIDGELINE VIEW TOWNHOMES	VANCOUVER, WA	5/19/23	MULTIFAMILY	JV EQUITY	50	$4,000,000
BROOKSIDE APARTMENTS	RALEIGH, NC	6/30/23	MULTIFAMILY	JV EQUITY	68	$3,000,000
HUNTERS RIDGE	EAST LANSING, MI	12/7/23	MULTIFAMILY	JV EQUITY	170	$5,500,000
ROSE HILL TOWNHOMES & VILLAS	REYNOLDSBURG, OH	9/26/24	MULTIFAMILY	JV EQUITY	132	$1,000,000
TOTAL					**1,741**	**$34,924,059**

17 All data as of October 31, 2024 unless otherwise specified. All preferred equity investments are performing as of October 31, 2024.
18 On August 12, 2024 and October 1, 2024, we made member loans to the property in the amounts of $1,000,000 and $136,742, respectively.
19 On January 30, 2024, we made a member loan to the property in the amount of $202,871.
20 There is no current pay requirement; interest accrues on a monthly basis and is cumulative and compounding to the extend unpaid.

Investment Activity

PAST INVESTMENTS

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	EQUITY INVESTMENT	DATE SOLD
ASHLAND APARTMENTS	CHICAGO, IL	6/22/18	MULTIFAMILY	PREFERRED EQUITY	$1,440,000	6/6/19
TERRACE HILL APARTMENTS	EL PASO, TX	5/31/19	MULTIFAMILY	JV EQUITY	$3,385,320	11/1/21
VILLAS DE TOSCANA	SAN ANTONIO, TX	1/31/18	MULTIFAMILY	JV EQUITY	$1,000,000	12/20/21
THE CLOVER ON PARK LANE	DALLAS, TX	8/31/17	MULTIFAMILY	JV EQUITY	$4,000,000	1/7/22
AVON PLACE APARTMENTS	AVON, CT	11/1/18	MULTIFAMILY	JV EQUITY	$3,000,000	9/30/22
VILLAS DE SONOMA	FORT WORTH, TX	2/28/18	MULTIFAMILY	JV EQUITY	$1,872,078	10/25/22
VILLAS DEL SOL I & II	PLANO, TX	1/9/18	MULTIFAMILY	JV EQUITY	$1,000,000	12/22/23
TOTAL					**$15,697,398**	


2072

Investment Updates

BROOKLYN PORTFOLIO



Whitney Museum of American Art
Webster Hall
New York
New York Stock Exchange
Barclays Center
BROOKLYN
WILLIAMSBURG
GREENPOINT
BEDFORD STUYVESANT
CROWN HEIGHTS
PARK SLOPE
FLATLANDS
EAST FLATBUSH
BENSONHURST
MARINE PARK
Marine Park

LOCATION:
BROOKLYN, NY

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
11/30/2017

BUSINESS PLAN:
Acquire nine rent-stabilized properties, maximize occupancy and increase rents as allowed.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 99%, with one vacant unit in the 112-unit portfolio. The real estate company has been leasing, and will continue to lease, units according to the legal rents set by the New York Rent Guidelines Board. For the time period from October 2024 to September 2025, the Rent Guidelines Board has allowed for increases of 2.75% for one-year leases and 5.25% for two-year leases. The loan on the property matures in August 2025. The sponsor is working on refinance options in order to determine the best path forward for the asset.

NINETY-NINE44 APARTMENTS



LOCATION:
DALLAS, TX

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$4,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/9/2020

BUSINESS PLAN:
Acquire and renovate a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 93%. As of September 2024, the real estate company renovated 53 units. Of those 53 units, 51 have been leased and have achieved an average premium of $169/month, or 19% over prior rents. The real estate company has completed exterior capex work, including landscaping, parking lot repairs, parking lot restriping, trip hazard repairs, laundry room improvements, carport replacement, and fitness center improvements.

Investment Updates

THE ORION



LOCATION:
ORION TOWNSHIP, MI

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$5,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
3/23/2021

BUSINESS PLAN:
Acquire and renovate a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 91%. As of September 2024, 113 of the 200 units have been renovated since acquisition. Of those 113 units, 109 have been leased and have achieved an average premium of $322/month, or 27% over prior rents. The real estate company has completed exterior improvements, including the clubhouse remodel, BBQ area, sport court, new exterior paint, new signage, new dog park, parking lot projects, playground area, and irrigation system work.

LOTUS VILLAGE



LOCATION:
AUSTIN, TX

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,912,934

INVESTMENT TYPE:
MEMBER LOAN/ JOINT VENTURE EQUITY

ACQUISITION DATE:
6/25/2021

BUSINESS PLAN:
Acquire and renovate a low-rise apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 88%. As of September 2024, 54 of the 222 units have been renovated since acquisition. Of those 54 units, all have been leased and have achieved an average premium of $137/month, or 12% over prior rents. The real estate company has completed capex work, including fitness center renovations, pool repairs, signage enhancement, BBQ area updates, dog park updates, landscaping, and garage repairs. The senior loan for the property matured in July 2024 and was extended through July 2025. In connection with the loan extension, Apartment Growth REIT made a member loan totaling $1,136,742 to purchase an interest rate cap, fund closing costs, and provide working capital for the Property. The real estate company will be exploring sale and refinance options prior to the extended maturity date.

Investment Updates

SHERWOOD OAKS



LOCATION:
RIVERVIEW, FL

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$4,402,871

INVESTMENT TYPE:
MEMBER LOAN/ JOINT VENTURE EQUITY

ACQUISITION DATE:
11/30/2021

BUSINESS PLAN:
Acquire and renovate a garden-style apartment community

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 96%. The capital improvements budget includes solely exterior work as the prior owner previously renovated all unit interiors. The dog park, pool, parking lot, wastewater facility, fitness center, outdoor amenities, drainage, HVAC replacements, and landscaping improvements have all been completed. The loan matures on December 1, 2024. Given the upcoming maturity of the acquisition loan, the real estate company has explored refinancing, extension, and sale options in order to determine the best path forward. Refinancing and sale options remain limited; thus, the real estate company continues to focus on an extension with the current lender.

RESTORATION ON CANDLEWOOD



LOCATION:
OKLAHOMA CITY, OK

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$1,108,252

INVESTMENT TYPE:
PREFERRED EQUITY

ACQUISITION DATE:
3/21/2023

BUSINESS PLAN:
The borrower used the proceeds of the investment to acquire and lease-up a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 77%. The real estate company is performing regular unit turns as the prior owner previously renovated all unit interiors. In June 2024, the property was refinanced with a new loan. In connection with such refinancing, our preferred equity position was paid down to $1,108,252.

Investment Updates

RIDGELINE VIEW TOWNHOMES



LOCATION:
VANCOUVER, WA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$4,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
5/19/2023

BUSINESS PLAN:
Acquire a 2022-built, Class A townhome community and grow revenues by reducing concessions associated with initial lease-up.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 84%. The real estate company is in the process of adding technology packages to the units as part of the business plan to increase rental rates. As of September 2024, 23 units have been renovated out of the 50 scheduled.

BROOKSIDE APARTMENTS



LOCATION:
RALEIGH, NC

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
6/30/2023

BUSINESS PLAN:
Acquire and renovate a low-rise apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 91%. As of September 2024, 14 of the 31 units have been renovated since acquisition. Of those 14 units, 12 have been leased and have achieved an average premium of $295/month, or 25% over prior rents. Additionally, the real estate company has completed capex work, including plumbing replacements, siding repairs, exterior paint, and parking lot repairs.

Investment Updates

HUNTERS RIDGE APARTMENTS



LOCATION:
EAST LANSING, MI

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$5,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
12/7/2023

BUSINESS PLAN:
Acquire and renovate a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 95%. As of September 2024, 21 of the 132 units have been renovated since acquisition. Of those 21 units, 19 have been leased and have achieved an average premium of $376/month, or 24% over prior rents. The real estate company has completed signage at the property. Additionally, the real estate company is in the process of completing capex work at the property, including fitness center upgrades and roof repairs.

ROSE HILL TOWNHOMES & VILLAS



LOCATION:
REYNOLDSBURG, OH

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$1,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/26/2024

BUSINESS PLAN:
Acquire and renovate a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
The property was acquired in September 2024, and the real estate company is implementing its business plan for the property. The property is 91% occupied as of September 2024.

Net Asset Value (NAV)

The NAV per share calculation reflects the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding.

As with any methodology used to estimate value, the methodology employed calculating our NAV per share is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. Our NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a stockholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share stockholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

*Our offering price per share equals our most recently announced NAV per share and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). On November 13, 2024, we announced that our NAV per share is $8.23, as of September 30, 2024. Accordingly, effective November 13, 2024, the offering price per share is $8.23. The price per share pursuant to our distribution reinvestment plan will equal our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program will be made at the most recent NAV per share (less any applicable discounts, as set forth in our offering circular).

Price
Per Share
(As of 11/13/24)*
$8.23

NAV
Per Share
(As of 9/30/24)
$8.23

Summary of Risks

Investing in RealtyMogul's Apartment Growth REIT's common shares is speculative and involves substantial risks. The "Risk Factors" section of the offering circular contains a detailed discussion of risks that should be considered before you invest.

These risks include, but are not limited to illiquidity, complete loss of capital, limited operating history, conflicts of interest and blind pool risk. RealtyMogul Apartment Growth REIT's multifamily investments can be subject to specific risks including changes in demographic or real estate market conditions, resident defaults, and competition from other multifamily properties.

The annualized distribution rate is not a guarantee or projection of future distributions, and the board of directors may in the future declare lower distributions or no distributions at all for any given period. While the board of directors is under no obligation to do so, the annualized distribution rate assumes that the board of directors will declare quarterly distributions in the future similar to the distribution disclosed herein.

RM Adviser, LLC, a wholly owned subsidiary of RealtyMogul, is an SEC-registered investment adviser providing investment management services to the Apartment Growth REIT. This is not an offer to sell or the solicitation of an offer to buy any security, which only can be made through official offering documents that contain important information about risks, fees and expenses. Past performance is not indicative of future results. Investment information contained herein has been secured from sources RealtyMogul believes are reliable, but we make no representations or warranties as to the accuracy of such information and accept no liability. We suggest that you consult with a financial advisor, attorney, accountant, and any other professional that can help you to understand and assess the risks associated with any investment opportunity.

This report is for informational and educational purposes only and is not intended to be relied on to make any investment decisions. This report expresses the views of the author as of the date of writing and are subject to change due to market conditions and without notice.

Certain information contained herein constitutes forward-looking statements (including projections, targets, hypotheticals, ratios, estimates, returns, performance, opinions, activity and other events contained or referenced herein), which can be identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or other variations (or the negatives thereof) thereof. Due to various risks, assumptions, uncertainties and actual events, including those discussed herein and in the respective analyses, actual results, returns or performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, you should not rely on such forward-looking statements in making any investment decisions.

Risk Factors

Investing in the Company's common shares is speculative and involves substantial risks. The Company cannot assure you that it will attain its objectives or that the value of its assets will not decrease. Therefore, you should purchase these securities only if you can afford a complete loss of your investment.

You should carefully review the "Risk Factors" section of the Offering Circular which contains a detailed discussion of the material risks that you should consider before you invest in the common shares, a summary of which is provided below

Risk Factors:

- We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were determined as between related parties, and therefore we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss. In addition, we can offer no assurance that our Manager will remain our investment manager.
- Some of the investments in which we will invest will be acquired by our affiliates, RM Communities, LLC ("RM Communities") or Realty Mogul Commercial Capital, Co. ("RMCC"), each of which, in their acquisition capacity, may be referred to as an RM Originator in this offering circular. We may purchase investments directly from an RM Originator. The RM Originator may also receive profit participation fees and/or other fees with respect to investments in which we invest. A portion of these fees may be paid to personnel affiliated with our Manager for their roles in the investment opportunity. While these fees will not be paid by the Company or its investors, they may incentivize our Manager to make investments on our behalf that are riskier than we might otherwise make and thereby indirectly have the effect of lowering the return our investors would receive in the absence of these fees.
- We have limited operating history, and there is no assurance that we will achieve our investment objectives.
- This is a "blind pool" offering because, as of the date of this offering circular, we have not identified all of the investments we will make with the net proceeds of this offering. Depending on our progress in funding investments at the time of your purchase, you may not be able to evaluate the economic merit of all of our investments. You will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities.
- Our ability to implement our investment strategy is dependent, in part, upon RM Securities' ability to successfully execute sales of shares of our common stock on the Realty Mogul Platform, as defined below, which makes an investment in us more speculative.
- There are conflicts of interest between us, our Manager and its affiliates.

Risk Factors

- Our Manager's executive officers, and key real estate professionals are also officers, directors, managers and/or key professionals of Realty Mogul, Co. and its affiliates. As a result, they will face conflicts of interest, including time constraints and other conflicts created by our Manager's compensation arrangements with us and other affiliates of Realty Mogul, Co.
- Our Sponsor and Manager sponsors and advises, respectively, RealtyMogul Income REIT, LLC, a real estate program substantially similar to us, and they sponsor and advise additional companies that may compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.
- By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.
- This offering is being made pursuant to recently adopted rules and regulations under Regulation A ("Regulation A") of the Securities Act of 1933, as amended (the "Securities Act"). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.
- If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.
- Our Manager may change our targeted investments and asset allocation without stockholder consent, which could result in investments that are different from, and possibly riskier than, those described in this offering circular.
- Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid, and may continue to pay, distributions from other sources, including net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with real estate investment trust ("REIT") distribution requirements and avoid U.S. federal income and excise taxes on retained income. We have not established a minimum distribution payment level. The amount of our distributions may fluctuate and may be adversely affected by a number of factors, including the risk factors in this offering circular.
- The internal accountants or asset managers of our Manager or its affiliates will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

Risk Factors

- Our charter does not require the board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require the board of directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock. Unless our shares of common stock are listed on a national securities exchange, you may not have the opportunity to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial loss. We do not currently intend to list our shares of common stock on a national securities exchange, and no market for our shares of common stock may develop.
- If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our stockholders and the value of our shares could materially decrease.
- We may be subject to adverse legislative or regulatory tax changes.
- We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund. This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.
- Our direct investments in commercial real estate and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile. Our investment strategy involves leverage. These investments may not be suitable for investors with lower risk tolerances.
- Our Manager, its principals and/or its other affiliates may continue to sponsor and offer other real estate investment opportunities, including additional blind pool equity offerings similar to this offering, on the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business.
- The terms of the management agreement (including our Manager's rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm's length.
- The board of directors may, without stockholder consent unless otherwise required by law, determine that we should engage in a roll-up or other similar transaction where we acquire other entities, including entities affiliated with the board of directors. Similarly, the board of directors may, without stockholder consent unless otherwise required by law, determine that we should list our shares on a national securities exchange.

Risk Factors

- Affiliates of our Sponsor and our Manager are engaged in selling investment opportunities to individuals and institutions outside of the Company, some of which may compete with the Company. There may be a conflict of interest in this arrangement because, among other things, the economic return to the entities or their respective personnel may be greater in selling opportunities to these competitive interests rather than to the Company.
- The compensation arrangements for our Manager, its affiliates and the personnel of our Managers and its affiliates may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company's performance.

Previous Quarterly Reports

If you are looking for previously shared Apartment Growth REIT Quarterly Reports, you may find them here:

1. **Q2 2024 Apartment Growth REIT Quarterly Report**
2. **Q1 2024 Apartment Growth REIT Quarterly Report**
3. **Q4 2023 Apartment Growth REIT Quarterly Report**
4. **Q3 2023 Apartment Growth REIT Quarterly Report**